EXHIBIT 23

                          CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-71074) of InterContinental Life Corporation of our report dated March 27, 1996 appearing on page F-2 of this Form 10-K.


          /s/ Price Waterhouse LLP

          PRICE WATERHOUSE LLP
          Dallas, Texas
          March 27, 1996